[SPARTECH LOGO]
                              SPARTECH CORPORATION
                        120 S. Central Avenue, Suite 1700
                          Clayton, Missouri 63105-1705


DEAR FELLOW SHAREHOLDER:

     I cordially invite you to attend the 2001 Annual Meeting of Shareholders of Spartech Corporation to be held at 10:00 a.m. on Wednesday, March 14, 2001, at the Pierre Laclede Center (Saint Louis Club-16th Floor), 7701 Forsyth Boulevard, Clayton, Missouri 63105 for the following purposes:

1.   To elect three Class B directors to serve three-year terms.
2.   To approve the Spartech Corporation 2001 Stock Option Plan.
3. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the 2001 fiscal year.
4.   To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on January 15, 2001 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any and all adjournments thereof.

     After the formal business of the meeting is covered, I will give a brief update on the Company's first quarter results and then discuss in more detail our strategy for the future. This will include a review of our recently introduced "Creating Positive Change" initiative and a discussion of our ongoing "Focused Growth" and "Continuous Improvement" strategies.

     I look forward to seeing each of you at the meeting, so please mark your calendar for the second Wednesday in March. However, even if you are unable to attend, you can ensure that your shares are represented at the meeting by promptly completing your proxy and returning it in the enclosed envelope.


                                   Sincerely,


                                   /s/ Bradley B. Buechler
                                   Bradley B. Buechler
St. Louis, Missouri                Chairman, President and
January 19, 2001                   Chief Executive Officer

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Page 1


                              SPARTECH CORPORATION
                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 14, 2001

To Our Shareholders:

     The enclosed proxy is solicited by the Board of Directors of Spartech Corporation for use at the 2001 Annual Meeting of Shareholders of the Company. All expenses for the preparation and mailing of this Proxy Statement and form of proxy will be paid by the Company. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone. Spartech will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred by them in transmitting proxy materials to the beneficial owners of the Company's Common Stock.

     The persons named in the accompanying proxy were selected by the Board of Directors of the Company. They have advised the Company of their intentions, if no contrary instructions are given, to vote the shares represented by all properly executed and unrevoked proxies received by them for the Board of Directors' nominees for director and for management proposals 2 and 3, as set forth in the Notice of Annual Meeting of Shareholders, and on any other matter which may come before the Annual Meeting in accordance with their best judgment.

     This Proxy Statement and the proxy solicited hereby are being first sent or delivered to shareholders of the Company on or about January 19, 2001. Any shareholder giving a proxy has the right to revoke it by notifying the Secretary of the Company of such revocation, in writing, at any time before its exercise. Execution of the proxy will not in any way affect the shareholder's right to attend the Annual Meeting and vote in person.

     A copy of Spartech's Annual Report to Shareholders for the fiscal year ended October 28, 2000 accompanies this Proxy Statement.

                    OUTSTANDING SHARES AND VOTING PROCEDURES

     The outstanding voting securities of the Company on January 15, 2001 consisted of 26,581,635 shares of Common Stock, $0.75 par value per share, entitled to one vote per share.

     With respect to proposal 1, a plurality of the votes cast in person or by proxy at the Annual Meeting is required to elect directors. "Plurality" means that the nominees who receive the largest number of votes cast are elected as directors, up to the number of directors to be elected at the meeting. With respect to proposals 2 and 3, a majority of the votes cast in person or by proxy at the Annual Meeting is required to adopt the proposal. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in the tabulations of the votes cast on proposals presented to stockholders, and therefore have the same effect as negative votes. Broker non-votes, however, are not counted for the purpose of determining whether a proposal has been approved.

     Only shareholders of record at the close of business on January 15, 2001 are entitled to receive notice of and to vote at the Annual Meeting and at any and all adjournments thereof. A majority of the outstanding shares of Common Stock must be represented at the Annual Meeting in person or by proxy to constitute a quorum.

                       PROPOSAL 1:  ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. All directors hold office for a term of three years. The Class A directors will continue in office until the Annual Meeting of Shareholders in 2003, the Class B directors elected at this Annual Meeting will hold office until the Annual Meeting of Shareholders in 2004, and the Class C directors will continue in office until the Annual Meeting of Shareholders in 2002, and, in each case, until their successors are duly elected and qualified.

     The Board of Directors has nominated Bradley B. Buechler and Calvin J. O'Connor, present directors of the Company, and Randy C. Martin to be elected Class B directors of the Company. Vita International Limited and the Company's executive officers and directors have informed the Company that they intend to cast their votes, aggregating 12,695,189, "FOR" these Board nominees.

     Listed below are the members of the Company's Board of Directors, including the nominees for election to the Board, with certain information about each of them including their principal occupations for the last five years:

                                                              SPARTECH
                                                              DIRECTOR
       NAME, AGE           PRINCIPAL OCCUPATION AND OTHER      SINCE
                                   DIRECTORSHIPS
Ralph B. Andy, 56        Mr. Andy is the Chairman and           1998
                         Chief Executive Officer of
                         Pennatronics Corp.  He was
                         Chairman and Chief Executive
                         Officer of Polycom Huntsman, Inc.
                         from 1977 until March 1998.  His
                         term as director expires at the
                         2002 Annual Meeting.

Bradley B. Buechler, 52  Mr. Buechler is the Chairman,          1984
                         President and Chief Executive
                         Officer of the Company.  He is a
                         CPA, and was Corporate Controller
                         and Vice President-Finance of the
                         Company from 1981 to 1984.  He
                         became Chief Operating Officer of
                         the Company in 1985, President in
                         1987, Chief Executive Officer in
                         1991, and Chairman in March 1999.
                         Mr. Buechler is a member of the
                         National Board of Directors of
                         the Society of the Plastics
                         Industry, Inc. and also serves on
                         several local charitable boards.
                         He currently stands for re-
                         election.

W.R. Clerihue, 77        Mr. Clerihue was Chairman of the       1990
                         Board of the Company from 1991
                         until March 1999.  He is retired
                         from Celanese Corporation, where
                         he last served as Executive Vice
                         President and Chief of Staff.
                         Mr. Clerihue also serves on the
                         board of directors of Reunion
                         Industries, Inc.  His term as
                         director expires at the 2002
                         Annual Meeting.

Roy Dobson, 53           Mr. Dobson joined British Vita         2000
                         PLC in 1973, and he became
                         Managing Director of their
                         Industrials Group and was
                         appointed to its board of
                         directors in April 1998.  His
                         term as director expires at the
                         2003 Annual Meeting.

John R. Kennedy, 70      Mr. Kennedy is the retired             1997
                         President and Chief Executive
                         Officer of Federal Paper Board
                         Company, Inc.  He is also a
                         director of International Paper
                         Company, Chase Industries, Inc.,
                         Pioneer Companies, Inc. and Modis
                         Professional Services, Inc., and
                         Chairman of Georgetown
                         University's board of trustees.
                         His term as director expires at
                         the 2001 Annual Meeting, and he
                         is not standing for re-election.

                                                            SPARTECH
                                                            DIRECTOR
       NAME, AGE           PRINCIPAL OCCUPATION AND OTHER     SINCE
                                   DIRECTORSHIPS
Randy C. Martin, 38      Mr. Martin is the Executive Vice      __
                         President, Acrylic Products and
                         Chief Financial Officer of the
                         Company.  He is a CPA, and was
                         with KPMG Peat Marwick from 1983
                         to 1995 most recently as a Senior
                         Audit Manager.  Mr. Martin became
                         Corporate Controller of the
                         Company in September 1995 and was
                         named Vice President and Chief
                         Financial Officer in May 1996.
                         He became Executive Vice
                         President in September 2000.  Mr.
                         Martin is being nominated as a
                         director for a term expiring at
                         the 2004 Annual Meeting.

Calvin J. O'Connor, 48   Mr. O'Connor is a Chartered          1998
                         Accountant in the United Kingdom.
                         He joined British Vita PLC and
                         became a member of its board of
                         directors in June 1996.  In
                         November 1996 he became British
                         Vita's Finance Director.  Prior
                         to joining British Vita, he was
                         the Group Financial Controller at
                         Courtaulds Textiles PLC.  He
                         currently stands for re-election.

Jackson W. Robinson, 58  Mr. Robinson is the President of     1993
                         Winslow  Management Company, a
                         division of Adams Harkness & Hill
                         in Boston, having held that
                         position since 1983.  He is also
                         a director of Jupiter Global
                         Green Investment Trust PLC and
                         Jupiter European Opportunities
                         Trust PLC, and a Trustee of
                         Suffield Academy.  His term as
                         director expires at the 2002
                         Annual Meeting.

Richard B. Scherrer, 53  Mr. Scherrer has been a partner      2000
                         of Armstrong Teasdale LLP since
                         January 1979 and the Managing
                         Partner of that firm since
                         January 1998.  Mr. Scherrer is a
                         Fellow in the International
                         Society of Barristers and is
                         listed in America's Best
                         Lawyers,1999-2000 Edition.  His
                         term as director expires at the
                         2003 Annual Meeting.

Craig A. Wolfanger, 42   Mr. Wolfanger has been Senior        2001
                         Managing Director - Head of
                         Investment Banking for
                         Parker/Hunter Incorporated since
                         1995 and also serves on its Board
                         of Directors.  Prior to joining
                         Parker/Hunter, he was an
                         investment banker with Kidder,
                         Peabody & Co. Incorporated, Alex.
                         Brown & Sons Incorporated and PNC
                         Securities Corp.  Mr Wolfanger
                         was elected to the Board in
                         January 2001 to fill the vacancy
                         created by the resignation of
                         David B. Mueller.  His term as
                         director expires at the 2003
                         Annual Meeting.




     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE BOARD OF DIRECTORS' SLATE OF NOMINEES.

                        BOARD COMMITTEES AND COMPENSATION

     There were five meetings of the Board during fiscal 2000. Every director attended 75% of the aggregate number of formal meetings of the Board and of the committees on which he served, with the exception of the designees of British Vita, who alternate their attendance at the formal meetings because of long and costly international travel requirements, Mr. Kennedy, and former director David
B. Mueller.

     The Board has an Audit Committee, currently consisting of Messrs. Andy, Clerihue, Kennedy and Robinson, which met three times during fiscal 2000. The Audit Committee's function is to recommend the appointment of independent accountants to audit the Company's financial statements and to perform other services related to the audit; review the scope and results of the audit with the independent accountants; review with management and the independent accountants the Company's interim and year-end operating results; consider the adequacy of the internal accounting and auditing procedures of the Company; and review the non-audit services to be performed by the independent accountants and consider the effect of such performance on the accountants' independence.

     The Board has a Compensation Committee, currently consisting of Messrs. Clerihue, Kennedy, O'Connor, Robinson and Scherrer, which met twice during fiscal 2000. The Compensation Committee's function is to review all compensation arrangements under employment contracts or which are in excess of $150,000 per year, and approve all stock option grants.

     The Board has a Nominating Committee, currently consisting of Messrs. Andy, Clerihue, Dobson, Robinson and Scherrer, which met once during fiscal 2000. The Nominating Committee's function is to review the size and composition of the Board; review possible director candidates and recommend director nominations for presentation to shareholders; and review assignments of Board members to various Board committees. Shareholders who wish to recommend a candidate for election to the Board may submit such recommendation to the Secretary of the Company. Any recommendation must include name, address, appropriate background, experience and other pertinent information on the proposed candidate and must be received in writing by November 30, 2001 for consideration by the Nominating Committee for the next Annual Meeting.

     The Company pays each non-management director an annual fee of $27,000, and reimburses each of them for the expenses incurred in attending each meeting. In addition, the Company pays an annual fee of $36,000 to British Vita PLC for services provided to the Company by its directors, and Mr. Clerihue, the Company's former Chairman of the Board, receives an additional $21,000 per year for services to the Company. Each non-management director, except for the British Vita representatives, also receives $1,200 for each Board and Committee Meeting attended.

     Certain non-management directors have been granted options to purchase Common Stock of the Company periodically during their terms as directors. No options were granted in fiscal 1998 or 1999. On November 1, 1999 Messrs. Andy, Cassidy, Clerihue, Kennedy and Robinson were granted options for 10,000 shares each with a ten-year term and an exercise price at the then fair market value of the Company's Common Stock of $28.625. On December 6, 2000 Mr. Scherrer was granted an option for 15,000 shares, with a ten-year term and an exercise price at the then fair market value of the Company's Common Stock of $11.19; and upon his election to the Board effective January 2, 2001 Mr. Wolfanger was granted an option for 15,000 shares, with a ten-year term and an exercise price at the then fair market value of the Company's Common Stock of $20.56.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

To Our Shareholders:

     The Compensation Committee of the Board of Directors is responsible for approving compensation levels for all executive officers and for any employee who has an employment contract or compensation in excess of $150,000 per year. Our objective is to provide compensation that is fair and equitable to both the employee and the Company, considering the employee's overall responsibilities, professional qualifications, business experience and technical expertise, and the resultant combined value of the employee to the Company's long-term performance and growth.

     In establishing the compensation level for the Chief Executive Officer, we consult independent published surveys and studies by compensation and benefit consulting firms. We endeavor to establish his total compensation at levels approximating the 75th percentile reported for publicly-traded companies of comparable size to Spartech for this position. His annual bonus is based on the operating results of the Company. In connection with the renewal of the Chief Executive Officer's employment contract in November 1999, we adjusted his base salary and bonus arrangement in an effort to better align such amounts with industry practices and the results of current studies. We also considered the Company's key operating results, including the fiscal 2000 earnings per share increase of 16% from 1999, a return on equity of 25%, and internal sales growth of 8%. As a result, we increased the Chief Executive's base salary to $625,000 and reduced his bonus percentage to 0.9% of earnings before income taxes (previously calculated at 1.0% of earnings before interest and income taxes).

     The Compensation Committee periodically reviews the compensation levels established for each employee for whom we are responsible and approves adjustments recommended by the Chief Executive Officer to reflect changes in responsibility for various executives of the Company or economic conditions. We believe that by providing fair and equitable compensation levels, the Company will continue to attract and maintain qualified individuals who are dedicated to the long-term performance and growth of Spartech. The Compensation Committee also approves the stock options to be awarded to employees, based upon their individual performance and the economic value created by their respective operating units.

     The Company maintains broadly based stock ownership guidelines for its key managers (totaling over 90 today). Under these guidelines, the Company's Chief Executive Officer is expected to hold Company Common Stock having an aggregate market value equal to four times base pay, Executive Vice Presidents three times base pay, and other key managers up to two times their base pay. Participants are expected to reach their respective goals over a four-year period beginning with the year in which they were first granted options. Unexercised stock options are not counted toward achieving these targets.

     Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, limits the Company's tax deduction to $1 million per year (the "Compensation Cap") for certain compensation paid in a given year to the Chief Executive Officer and the four highest compensated executives other than the Chief Executive Officer named in the Proxy Statement. The code and regulations issued under the Code exclude from the Compensation Cap amounts based on attainment of pre-established, objective performance goals, if certain other requirements are met. The Committee's policy is to structure compensation programs, including stock option and bonus plan awards, for covered executives that will be deductible without limitation.


             W.R. Clerihue        John R. Kennedy
                Chairman
 Calvin J. O'Connor     Jackson W. Robinson     Richard B. Scherrer

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes compensation earned by the Company's Chief Executive Officer and the other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 for fiscal 2000.

                                                                     LONG-TERM
                                 ANNUAL COMPENSATION                COMPENSATION

           NAME AND            FISCAL                            OTHER ANNUAL    OPTIONS
      PRINCIPAL POSITION        YEAR     SALARY ($)  BONUS ($)   COMPENSATION  GRANTED (#)
                                                                    ($) (1)

Bradley B. Buechler             2000        $637,019  $725,670        $112,064     110,000
Chairman, President and         1999        $405,000  $877,070         $74,449      37,500
   Chief Executive Officer      1998        $405,000  $697,280         $82,653     200,000

George A. Abd  (2)              2000        $207,423  $210,000         $33,481       9,000
Executive Vice President,       1999        $200,500  $170,000         $33,403       6,500
   Color & Specialty            1998        $122,485  $99,110          $21,250      25,000
   Compounds

Randy C. Martin                 2000        $170,481  $125,000         $19,972      10,000
Executive Vice President,       1999        $149,423  $90,000          $18,684       7,500
   Acrylic Products and         1998        $134,615  $65,000          $18,654      12,000
   Chief Financial Officer

David G. Pocost                 2000        $165,241  $120,000         $18,832      10,000
Executive Vice President,       1999        $144,375  $85,000          $18,911       7,500
   Extruded Sheet               1998        $121,135  $60,000          $15,344      12,000
   and Profile Products

Jeffrey D. Fisher (3)           2000        $176,346  $75,000          $17,157           -
Vice President and              1999        $ 58,558  $20,000          $     -      10,000
   General Counsel              1998        $  -      $     -          $     -           -

David B. Mueller (4)            2000        $451,731  $428,000         $71,057      65,000
Executive Vice President &      1999        $250,000  $526,242         $44,250      27,500
   Chief Operating Officer      1998        $254,807  $418,368         $49,940     150,000



      (1)The amounts disclosed in this column for fiscal year 2000 include Company contributions to non-qualified deferred compensation arrangements on behalf of Mr. Buechler, $100,000; Mr. Abd, $15,000; Mr. Martin, $15,000; Mr. Pocost, $15,000; Mr. Fisher, $11,907; and Mr. Mueller, $67,078; and Company contributions to a qualified profit sharing plan on behalf of Mr. Abd, $15,856.
     (2)Mr. Abd commenced employment with the Company on March 31, 1998 in connection with the Company's acquisition of Polycom Huntsman, Inc. and was elected as an executive officer in September 2000.
     (3)Mr. Fisher commenced employment with the Company on July 1, 1999.
     (4)Mr. Mueller transitioned from his responsibilities as Executive Vice
   President and                                                        Chief
   Operating Officer to a consulting arrangement effective October 28, 2000.

_______________________________

OPTION GRANTS
The following table summarizes option grants made during fiscal 2000 to the executive officers named above.
                            INDIVIDUAL GRANTS                             POTENTIAL REALIZABLE VALUE
                                                                          AT ASSUMED ANNUAL RATES OF
                                                                           STOCK PRICE APPRECIATION
                                                                              FOR OPTION TERM(1)

                      NUMBER OF      % OF TOTAL
                      SECURITIES       OPTIONS
                      UNDERLYING     GRANTED TO
                       OPTIONS        EMPLOYEES    EXERCISE   EXPIRATION
        NAME         GRANTED (#)   IN FISCAL YEAR    PRICE       DATE        5%($)         10%($)
Bradley B. Buechler   110,000 (2)            22.7% $28.625    10/31/09     $ 1,980,232    $ 5,018,297
George A. Abd           3,250 (3)              .6% $28.625    10/31/04     $    25,703    $    56,797
                        5,750 (2)             1.2% $28.625    10/31/09     $   103,512    $   262,320
Randy C. Martin         3,250 (3)              .6% $28.625    10/31/04     $    25,703    $    56,797
                        6,750 (2)             1.4% $28.625    10/31/09     $   121,514    $   307,941
David G. Pocost         3,250 (3)              .6% $28.625    10/31/04     $    25,703    $    56,797
                        6,750 (2)             1.4% $28.625    10/31/09     $   121,514    $   307,941
Jeffrey D. Fisher         __                    __    __          __                __             __
David B. Mueller       65,000 (2)            13.4% $28.625    10/31/09     $ 1,170,137    $ 2,965,357

(1)The rates of appreciation presented of 5% and 10% are set by the Securities and Exchange Commission, and therefore, are not intended to forecast future appreciation of the Company's stock price.

(2)These represent options issued under the Restricted Stock Option Plan where neither the options nor Common Stock acquired may be sold or otherwise disposed of for three years after the date of grant of the option. The options were granted at market value, vest in four equal annual installments beginning November 1, 2000 and are transferable to family members, or to other transferees with Board approval.

(3)These represent options issued under the Incentive Stock Option Plan and were granted at market value, vest in four equal annual installments beginning November 1, 2000 and are non-transferable.

OPTION EXERCISES AND OUTSTANDING OPTIONS
The following table summarizes all options exercised in fiscal 2000 and unexercised options at the end of fiscal 2000 for the executive officers named above.

NAME                 SHARES
                     ACQUIRED
                     ON        VALUE
                     EXERCISE  REALIZED
                     (#)       ($)(1)       EXERCISABLE   UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE

Bradley B. Buechler    200,000 $4,131,250    569,375 (3)     138,125 (5)   $ 2,574,375              __
George A. Abd               __           __   26,625 (4)      13,875 (5)            __              __
Randy C. Martin          3,000 $   70,875     22,875 (4)      15,625 (5)   $    19,125              __
David G. Pocost             __           __   26,625 (4)      15,625 (5)   $    48,750              __
Jeffrey D. Fisher           __           __    2,500 (4)       7,500 (5)            __              __
David B. Mueller       215,000 $5,211,125    216,875 (3)      85,625 (5)   $   127,500              __


(1)The values represent the difference between the exercise price of the options and the price of the Company's Common Stock on the date of exercise and at fiscal year end, respectively. At the end of fiscal 2000 the Company's stock price was less than the exercise prices for a majority of the exercisable options and all unexercisable options.

(2)The Board has resolved that at no time will the total unexercised options to employees be in excess of 10% of the then outstanding common shares.

(3)These represent options issued under the Restricted Stock Option Plan where neither the options or Common Stock acquired may be sold or otherwise disposed of for three years after the date of grant of the option.

(4)A portion of the unexercised options were issued from the Restricted Stock Option Plan (Mr. Abd, 25,375; Mr. Martin, 6,625; Mr. Pocost, 6,625; and Mr. Fisher, 1,750) where neither the options nor Common Stock acquired may be sold or otherwise disposed of for three years after the date of grant of the option.

(4) These represent the unvested portion of options granted in 1998 and 1999 which vest in four equal annual installments beginning one year after date of grant.

EMPLOYMENT AND CONSULTING AGREEMENTS

Mr. Buechler

     On November 1, 1999, the Company entered into an Amended and Restated Employment Agreement with Mr. Buechler, which modified but continued Mr. Buechler's existing employment agreement. The Agreement will continue until terminated either by the Company on three years' notice or by Mr. Buechler on one year's notice. Notice of termination may not be given before November 1, 2002, except that if a "Change of Control" (described below) occurs, Mr. Buechler may give notice of termination at any time on or after November 1, 2000. For 24 months after termination of the Agreement, Mr. Buechler may not disclose any Company trade secrets, solicit the Company's customers, business or employees, or otherwise compete directly with the Company.

     The Agreement provides for compensation consisting of: (i) an annual base salary of $625,000 subject to periodic review by the Board, (ii) an annual bonus equal to 0.9% of the Company's annual earnings before income taxes, subject to certain adjustments and exceptions, (iii) a one-time stock option grant of 110,000 shares at November 1, 1999 which are in addition to options granted under previous versions of his employment agreement, and any other options which the Board may grant him in the future under the Company's stock option plans,
(iv) an annual contribution to a trust maintained for Mr. Buechler commonly known as a "rabbi trust," of 15% of base salary plus the amount of premium that would be paid for term life insurance of $1,250,000, and (v) a provision that Mr. Buechler may require the Company to repurchase during any twelve-month period that the Agreement is in effect, beginning November 1, 1999, a number of shares of Company Common Stock beneficially owned by Mr. Buechler not to exceed 15% of his then-current holdings of Common Stock and currently-exercisable options, subject to certain other terms and conditions, at the average of the publicly-reported high and low sale prices of the Common Stock on the New York Stock Exchange over the three trading days prior to the sale.

     If the Company terminates Mr. Buechler's employment for any reason other than "Cause" (defined below), or if Mr. Buechler terminates his employment with "Justification" (defined below) or with prior notice (as discussed above), then he will receive a cash severance benefit equal to two times his then current base salary plus the aggregate amount of the bonuses paid or earned by him in the two years before the notice of termination is given. However, if a Change of Control has occurred before the termination, the severance benefit becomes
2.95 times the sum of base salary plus one-third of the aggregate amount of bonuses paid or earned by him in the three years before the notice of termination is given. In either case, if the severance benefit and any other payments received as a result of the termination are subject to the excise tax imposed on excessive termination payments under the Internal Revenue Code, the Company will pay Mr. Buechler an additional severance amount so that he will receive the same net amount he would have received if there had been no excise tax.

     The Agreement defines certain terms, as follows:

     A "Change of Control" takes place if any of the following occurs: (i) the Board of Directors approves and recommends to the Company's shareholders (A) any consolidation or merger of the Company where either the Company is not the surviving corporation or the Company's shares are exchanged and the shareholders do not retain the same proportionate voting interest in the Company or its successor, (B) a sale or other transfer of all or substantially all of the Company's assets, other than to a subsidiary, or (C) the liquidation or dissolution of the Company; (ii) any person acquires a majority of the Company's voting stock; (iii) the Board of Directors approves any transaction whose purpose or likely effect is to cause the Company's Common Stock to be held by fewer than 300 persons or not to be listed on any national securities exchange; or (iv) there is a change in a majority of the Company's Board of Directors within any 24 consecutive months, unless each new director was approved by a majority of the continuing directors.

     "Cause" for termination of Mr. Buechler's employment by the Company occurs only if he is convicted of a felony, or commits an act or omission (including failure to follow lawful instructions of the Board of Directors) resulting or intended to result in his personal gain at the expense of the Company's property or business. However, Mr. Buechler will not be liable merely for his bad judgment, acts or omissions done in good faith or in connection with any tender, merger offer or other restructuring proposal.

     "Justification" for termination of his employment by Mr. Buechler occurs only if the Company reassigns or restricts him in a way inconsistent with his position, duties, responsibilities and status as Chairman of the Board, President and Chief Executive Officer or fails to pay him any salary, option or bonus within seven days after he notifies the Company that such amount is due, or otherwise adversely affects or materially reduces any other benefits or rights of he has under the Agreement.

Messrs. Martin, Pocost and Fisher

     The Company has also entered into three-year employment agreements with Mr. Martin, expiring January 1, 2003; with Mr. Pocost, expiring January 1, 2003; and with Mr. Fisher, expiring June 30, 2002. The annual base compensation under these agreements, subject to periodic review for cost of living and/or merit and other increases, is currently $205,000, $200,000 and $190,000 for Messrs. Martin, Pocost, and Fisher respectively. In addition, the agreements with Messrs. Martin and Pocost require the Company to maintain term life insurance in the amount of $250,000 for the employees' designated beneficiaries for the term of the agreements, all premiums thereon to be paid by the Company. The agreements also provide for annual bonuses based upon individual performance and the overall results of the Company's operations.

Mr. Mueller

     On November 1, 1999 the Company entered into an Amended and Restated Employment Agreement with Mr. Mueller substantially identical to that with Mr. Buechler except that Mr. Mueller's agreement provided for a base salary of $435,000, a bonus of 0.5% of the Company's annual earnings before income taxes, a one-time share option grant of 65,000 shares, and annual rabbi trust contributions based on $750,000 of term life insurance.

     On October 28, 2000 Mr. Mueller's employment agreement was terminated by mutual consent, and he transitioned from his responsibilities as Executive Vice President and Chief Operating Officer to a consulting agreement, under which he will continue to advise the Company on strategic acquisitions and other special projects. Under the consulting agreement, which commenced on November 1, 2000 and will continue through October 28, 2005, the Company will pay Mr. Mueller a fee of $545,000 for each year of the Agreement for consulting services and his covenant not to compete with the Company. The Company will also maintain and pay Mr. Mueller's group health coverage during the term of his consulting agreement and contribute the sum of $65,000 to his rabbi trust in December 2001 and December 2002 as deferred compensation.

                             AUDIT COMMITTEE CHARTER

     On June 8, 2000, pursuant to the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange, the Board of Directors adopted a Charter for the Audit Committee. The Charter describes the composition and responsibilities of the Audit Committee and the qualifications of its members. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit A.

     Among its other responsibilities, the Audit Committee reports annually on certain matters related to the annual audit of the Company's financial statements. This report is set out below.



                             AUDIT COMMITTEE REPORT

December 6, 2000

To Our Shareholders:

     We have reviewed and discussed with the Company's management the audited financial statements of the Company as of and for the fiscal year ended October 28, 2000.

     We have discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the Company's independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, of the Independence Standards Board, and we have discussed with the auditors their independence.

     Based on the above reviews and discussions, we recommended to the Board of Directors that the audited financial statements of the Company referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 28, 2000 for filing with the Securities and Exchange Commission.



        W.R. Clerihue                 Ralph B. Andy
           Chairman

       John R. Kennedy             Jackson W. Robinson

                         COMMON STOCK PERFORMANCE GRAPH

     The following graph compares cumulative total Company shareholder return for the last five fiscal years with overall market performance, as measured by the cumulative return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Specialty Chemicals Index, assuming an initial investment of $100 at the beginning of the period and the reinvestment of all dividends.


LINE GRAPH
Common Stock Performance Graph
                                                     FISCAL YEAR END
                               10/28/95   11/2/96  11/1/97   10/31/98  10/30/99   10/28/00   CAGR*
SPARTECH STOCK PRICE            $6-3/8      $11    $15-7/8      $18     $28-5/8      $13     16.8%

Assumed $100 Investment:
SPARTECH CORPORATION             $100       $175     $256      $294      $474       $217     16.8%
S&P 500                          $100       $121     $158      $190      $235       $238     18.9%
S&P Specialty Chemicals Index    $100       $110     $123      $109      $110        $89    (2.3)%

*Compound annual growth rate.

                               SECURITY OWNERSHIP

     The table set forth below identifies the aggregate shares of Common Stock beneficially owned by each director, by each executive officer, by the executive officers and directors as a group, and by each person known to the Company as of December 31, 2000 to be the beneficial owner of more than 5% of the 26,627,435 shares of Common Stock outstanding as of that date.

                                            NUMBER         PERCENTAGE
                                              OF               OF
                                            COMMON           COMMON
                                            SHARES           SHARES
                                         BENEFICIALLY     BENEFICIALLY
                                           OWNED (1)          OWNED

   Directors and Executive Officers:

      Roy Dobson / Calvin J. O'Connor    12,195,313 (2)       45.8%
      Bradley B. Buechler                   727,798 (3)       2.7%
      Ralph B. Andy                         295,261 (4)       1.1%
      David B. Mueller                      240,200 (5)         *
      W.R. Clerihue                          70,000 (5)         *
      John R. Kennedy                        50,000 (5)         *
      Jackson W. Robinson                    39,000 (5)         *
      David G. Pocost                        38,044 (5)         *
      Randy C. Martin                        36,862 (5)         *
      George A. Abd                          33,917 (5)         *
      Richard B. Scherrer                    29,350 (5)         *
      Jeffrey D. Fisher                       4,697 (5)         *

      All Directors and Executive
      Officers as a Group (13 persons)   13,760,442 (5)       49.7%

   Other Beneficial Owners
   In Excess of 5% of the
   Common Shares Outstanding:

      Vita International Limited         12,195,313 (2)       45.8%
      Soudan Street
      Middleton, Manchester
      M24 2DB England

      FMR Corp.                           1,699,450 (6)       6.4%
      Fidelity Management &
         Research Company
      82 Devonshire Street

NOTES TO SECURITY OWNERSHIP TABLE:

* Denotes that the percentage of common shares beneficially owned is less than 1%.

(1)Includes shares issuable upon exercise of currently exercisable options as noted for the respective owners.

(2)Messrs. Dobson and O'Connor, each a director of the Company, are also directors of Vita International Limited and directors of British Vita PLC; as such, these amounts represent Common Stock owned by Vita International Limited.

(3)Includes 606,250 shares issuable upon exercise of currently exercisable options.

(4)Includes 10,000 shares issuable upon exercise of currently exercisable options, and 285,261 owned by RBA Partners, L.P. Mr. Andy is the sole shareholder of RBA Investments, Inc., which is a 0.1% general partner of RBA Partners, L.P. As such, Mr. Andy, through RBA Investments, Inc. has investment and voting power over the shares owned by RBA Partners, L.P.

(5)Includes shares issuable upon exercise on currently exercisable options, as follows: Mr. Mueller, 240,000; Mr. Clerihue, 40,000; Mr. Kennedy, 45,000; Mr. Robinson, 25,000; Mr. Pocost, 25,751; Mr. Martin, 25,251; Mr. Abd, 30,501; Mr. Scherrer, 15,000; Mr. Fisher, 2,500; and all directors and executive officers as a group, 1,065,253.

(6)Based on information presented as of December 31, 2000 in FMR Corp.'s latest available Schedule 13G, FMR Corp. beneficially owned 1,699,450 shares of Common Stock including 1,309,650 shares beneficially owned by Fidelity Management & Research Company as a result of its serving as investment adviser to various investment companies and other funds and 389,800 beneficially owned by Fidelity Management Trust Company as trustee or managing agent for various private investment accounts and other funds. FMR Corp. has sole voting power with respect to the 389,800 shares and sole investment power with respect to all 1,699,450 shares.


                 CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS

     Mr. Andy owns 80% of RKL Associates, L.P., which entered into a consulting agreement with the Company in connection with the Company's purchase of Polycom Huntsman, Inc. providing for payments by the Company aggregating $750,000 over three years ending in April 2001. Mr. Andy also owns 50% or less of Plastimerics, Inc., which purchased approximately $1,147,000 of products from the Company during fiscal 2000, and three other companies which provided approximately $823,000 of warehousing, trucking and recycling services to the Company during fiscal 2000. The Company's management believes that these arrangements are on terms no less favorable to the Company than those which would be obtained from unaffiliated parties.

     Mr. Scherrer is the Managing Partner of Armstrong Teasdale LLP, which the Company retained as its principal outside law firm during fiscal 2000 and expects to retain through fiscal 2001.

     On October 2, 2000, pursuant to the approval of the non-management members of the Board of Directors, the Company repurchased 95,000 shares of its Common Stock from Mr. Buechler at $16.96 per common share. The purchase price was the average of the publicly reported high and low sale prices of the common stock on the New York Stock Exchange over the three trading days prior to the purchase.

                PROPOSAL 2: TO APPROVE THE 2001 STOCK OPTION PLAN

DESCRIPTION OF THE PLAN

     The Board of Directors adopted the 2001 Stock Option Plan on December 6, 2000, subject to shareholder approval. The full text of the Plan is attached to this Proxy Statement as Exhibit B.

     Purposes of the Plan. The purposes of the Plan are to promote the long-term financial interests of the Company and its shareholders, by enhancing the Company's ability to attract and retain persons eligible to participate in the Plan through incentive compensation opportunities that are competitive with those of other similar companies, and by providing an incentive for the participants in the Plan to identify their interests with those of the Company's other shareholders through compensation based on the value of the Company's Common Stock. The Plan replaces the Company's 1991 Restricted Stock Option Plan (the "Restricted Plan") and the Company's 1991 Incentive Stock Option Plan (the "Incentive Plan"), both of which will expire on October 1, 2001. If the Plan is approved by the shareholders, the Board does not intend to grant any further options under the Restricted Plan or the Incentive Plan.

     Eligible Persons. Under the Plan, the Compensation Committee of the Company's Board of Directors may grant options to purchase shares of the Company's Common Stock to employees of the Company or its subsidiaries, or to members of the Company's Board of Directors.

     Maximum Number of Shares Available Under the Plan. The maximum number of shares for which options may be granted under the plan during any fiscal year of the Company is 10% of the Company's outstanding shares of Common Stock as of the end of the previous fiscal year, which is the same limitation that currently exists under the Restricted Plan. In the event of any stock split, reverse stock split or stock dividend in excess of 5%, or any other recapitalization, combination or exchange affecting the Common Stock generally, the number and kind of shares available for issuance under the Plan will be appropriately and automatically adjusted.

     In addition to the annual limitation on option grants set out in the Plan, the Board of Directors has resolved that the number of options outstanding at any given time under all Company option plans, including the Restricted Plan and the Incentive Plan, to a maximum of 10% of the Company's then issued and outstanding shares of Common Stock; however, the Board may increase or eliminate this additional restriction in its discretion. If options for fewer than the maximum amount of shares are granted in any fiscal year, the excess will not carry over and will not increase the number of shares available for options in a future year.

     If an option expires or is terminated without being exercised, the unissued shares may again become subject to options, but shares subject to issuance under options which are settled in cash, and shares which are withheld at the time of exercise to pay the exercise price or taxes due upon exercise will not be available for new option grants.

     As part of its previously announced Common Stock repurchase program, the Company currently intends to continue its practice of minimizing the dilutive effect of its stock option plans through the acquisition of shares to offset option exercises.

     Terms of Individual Options. The Compensation Committee generally has the authority to administer the Plan and to determine who will receive options under the Plan, the number of shares for which options will be granted to each recipient, and the terms of each individual option, including when and for how long it will be exercisable, what events (such as termination of employment) will cause it to terminate, how the exercise price may be paid, and any restrictions on transfer of the option or the underlying shares.

However, all options will be subject to the following limitations stated in the
Plan:

  The exercise price may not be less than the fair market value of the underlying shares at the time of the grant, and it may not be decreased after the option is issued.

  No individual may be granted options under the Plan during any fiscal year of the Company for more than 5% of the outstanding shares of Common Stock, determined as of the prior fiscal year end; this is the same limitation that currently exists under the Restricted Plan.

   Types of Options. Options may be granted under the Plan in any form, including as "incentive stock options" under Section 422 of the Internal Revenue Code ("Incentive Options"). An Incentive Option may entitle the holder to favorable treatment for federal income tax purposes upon its exercise, as described below. To qualify for treatment as an Incentive Option, an option must satisfy certain additional limitations:

  Incentive Options may not be granted for more than 3,000,000 shares over the life of the Plan.

  Members of the Board are not eligible to receive Incentive Options.

  No Incentive Option may be granted under the Plan after December 6, 2010.

  The maximum term of an Incentive Option is ten years.

  Incentive Options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of the original grantee may be exercised only by him or her.

  An Incentive Option granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any subsidiary or parent company) must have a maximum term of only five years (rather than ten years) and an exercise price of at least 110% (rather than 100%) of the fair market value of the underlying shares on the grant date.

   Amendment and Termination. The Board may amend or terminate the Plan at any time; however, no amendment may increase the maximum number of shares for which options or Incentive Options may be granted without shareholder approval, and no amendment or termination may adversely affect the rights of option holders without their written consent.

   Registration of Option Shares. The Plan itself does not contain any provisions regarding the resale of shares issued upon exercise of options granted under the Plan. It is the Company's intention to register the options and the underlying shares under the Securities Act of 1933 in order to permit the public resale of the shares after exercise of the options.

TAX TREATMENT OF OPTIONS OTHER THAN INCENTIVE OPTIONS

     Issuance of Option. The issuance of an option under the Plan will have no tax effects on either the option holder or the Company.

     Exercise of Option. Upon the exercise of an option by the original holder, the holder will recognize ordinary income in an amount equal to the excess of the aggregate fair market value of the purchased shares on the exercise date over the aggregate exercise price. The income recognized by the original holder on exercise of an option will also be subject to Social Security and Medicare taxes. The holder's basis in the shares received will equal the fair market value of the shares as of the date of exercise.

The tax effects of exercise of the option will be different if the holder surrenders previously-held shares in payment of the exercise price. In that event, the exercise will generally be treated as a non-taxable, like-kind exchange of the shares surrendered for the same number of shares received under the option. The shares received will have the same basis and capital gains holding period as the shares surrendered. The value of the number of shares received in excess of the number surrendered will be ordinary income to the holder. The Company will receive an income tax deduction corresponding in time and amount to the taxable income recognized by the option holder.

     Gift of Option, Exercise by Recipient. The gift of an option will not result in federal income tax consequences to either the donor or the recipient. There may be gift tax consequences to the donor. Upon the exercise of the option by the recipient, the recipient will not have taxable income, but the original holder will recognize ordinary income in an amount equal to the excess of the aggregate fair market value of the purchased shares on the exercise date over the aggregate exercise price for the option. This income will also be subject to Social Security and Medicare taxes. The recipient's basis in the shares will equal the fair market value of the shares as of the date of exercise. The Company will receive an income tax deduction corresponding in time and amount to the taxable income recognized by the option holder.

     Sale of Option, Exercise by Purchaser. If an option is transferred by sale, the original holder will have ordinary income equal to the amount of the sale price. The timing of this income will depend on how and when the sale price is paid. The Company will receive an income tax deduction corresponding in time and amount to the taxable income recognized by the option holder. Upon the subsequent exercise of the option by the purchaser, there will be no further income recognition by either the original holder or the purchaser, and no further deduction for the Company. The purchaser's basis in the shares will be the sum of the exercise price and the amount paid for the option.

     Sale of Shares. Upon the sale of option shares after exercise, the selling shareholder will recognize capital gain or loss in an amount equal to the sale price less the shareholder's basis in the shares. The capital gain or loss will be short-term or long-term depending on how long the shares were held after exercise.

TAX TREATMENT OF INCENTIVE OPTIONS

     Issuance of Option. The issuance of an Incentive Option under the Plan will have no tax effects on either the option holder or the Company.

     Exercise of Option. The exercise of an Incentive Option will not generate taxable income or capital gain to the option holder or a deduction to the Company. However, the excess of the fair market value on the exercise date over the exercise price is included for purposes of determining whether the holder is subject to the alternative minimum tax and if so, the amount of such tax. In addition, the manner of exercise and the fair market value of the Common Stock at the time of exercise may affect the taxes due upon a subsequent disposition of the shares, as described below. The holder's basis in the shares received upon exercise of the option will equal the exercise price of the option if the option is exercised for cash. However, if the holder surrenders previously-held shares in payment of the exercise price, the exercise will generally be treated as a non-taxable, like-kind exchange of the shares surrendered for the shares received under the option, and the shares received will have the same aggregate basis and capital gains holding period as the shares surrendered, so that the per-share basis of the option shares may be less than the per-share basis of the shares surrendered.

     Sale of Option Shares. The tax effects of a sale of shares received upon the exercise of an Incentive Option will depend on whether or not the holder disposes of the shares during a holding period ending two years after the grant of the option or one year after exercise, whichever is later. The holder's disposition of the shares before the end of the holding period will be deemed a "disqualifying disposition." Even a surrender of the shares to the Company to exercise further stock options will be a disqualifying disposition. However, a transfer by reason of the holder's death, an exchange pursuant to certain types of corporate reorganizations, a pledge, or a transfer incident to a divorce will not be deemed a disqualifying disposition.

     Upon the sale of option shares by the holder after the end of the holding period, so that there is no disqualifying disposition, the selling holder will recognize capital gain or loss in an amount equal to the sale price less the holder's basis in the shares. The capital gain or loss will be short-term or long-term depending on how long the shares were held after exercise. The sale of the shares will have no tax effect on the Company.

If there is a disqualifying disposition:

  The holder will recognize ordinary income in an amount equal to the excess of either the sale price or the fair market value of the purchased shares on the exercise date, whichever is less, over the exercise price of the option. The Company will receive an income tax deduction corresponding in time and amount to the taxable income recognized by the option holder.

  If the sale price was greater than the fair market value on the exercise date, the holder will recognize capital gain in an amount equal to the excess. The gain will be short-term or long-term depending on how long the shares were held after exercise. The sale will have no tax effect on the Company.

  If the sale price was less than the exercise price, the holder will recognize a capital loss in an amount equal to the exercise price less the sale price and the holder's basis in the shares. The loss will be short-term or long-term depending on how long the shares were held after exercise. The sale will have no tax effect on the Company.

   The above discussion is a general discussion only and does not purport to describe all of the possible tax effects of the exercise of an option or a disposition of option shares.

   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

          PROPOSAL 3: TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company, on the recommendation of the Audit Committee, appointed Arthur Andersen LLP as independent auditors of the Company for fiscal 2001. The Board proposes that the shareholders ratify at this Annual Meeting the appointment of Arthur Andersen LLP as independent auditors for fiscal 2001. Arthur Andersen LLP has served as the Company's independent auditors since fiscal 1986. The Company has had no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. In the event a majority of the votes cast at the Annual Meeting are not voted in favor of the appointment, the Board will reconsider its selection.

     Arthur Andersen LLP has advised the Company that its representatives will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

     Management does not intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Shareholders, and it does not know of any business which persons other than management intend to present at the meeting. Should any other matter requiring a vote of the shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations from its directors and executive officers that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis during the fiscal year ended October 28, 2000.

                            PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended for inclusion in the Company's proxy statement for the 2002 Annual Meeting must be received by the Company no later than September 21, 2001. In addition, if a shareholder fails to notify the Company on or before December 5, 2001 of a proposal which such shareholder intends to present at the Company's 2002 Annual Meeting other than through inclusion of such proposal in the Company's proxy materials for the meeting, then management proxies may use their discretionary voting authority with respect to such proposal if it is presented at the meeting.

     SHAREHOLDERS ARE URGED TO SIGN, DATE, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION IS APPRECIATED.


                                   By Order of the Board of Directors

                                   /s/ Jeffrey D. Fisher
                                   Jeffrey D. Fisher
January 19, 2001                   Secretary

                                                                       Exhibit A
                                 AUDIT COMMITTEE
                 OF THE SPARTECH CORPORATION BOARD OF DIRECTORS

                                     CHARTER
                             (ADOPTED JUNE 8, 2000)

I. MISSION AND OBJECTIVES.

   The Audit Committee ("Committee") shall assist the Board of Directors of Spartech Corporation (the "Company") in fulfilling its responsibilities to shareholders, potential shareholders and the investment community relating to the Company's accounting and financial reporting and the quality and integrity of the Company's financial statements.

   To fulfill its mission, the Committee shall:

    Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

    Review and appraise the audit efforts of the Company's independent public accountants and internal auditing department.

    Provide an open avenue of communication among the Board of Directors, independent accountants, internal auditing department and financial and executive management.

    Regularly report its activities to the Board of Directors.

II.COMMITTEE STRUCTURE AND PROCEEDINGS.

A. Number and Selection of Members.

   The Committee shall consist of at least three members of the Board of Directors, the exact number to be fixed from time to time by the Board of Directors. The members of the Committee shall be appointed from time to time by the Board of Directors, taking into account any recommendations of the Nominating Committee, and they shall serve at the pleasure of the Board of Directors. The Board of Directors shall designate one of the members as the Chairman of the Committee, or if for any reason the Board does not make such designation the members shall elect a Chairman from among themselves.

B. Meetings.

   The Committee shall meet at least quarterly (provided that there is business to conduct), and shall meet at such other times as its responsibilities may require. The Committee shall keep minutes of its proceedings, and for this purpose shall from time to time designate a Secretary of the Committee, who need not be a member of the Committee.

C. Quorum and Voting.

   A majority of the whole Committee shall constitute a quorum for the transaction of business at any meeting. A majority vote of the whole Committee shall be required to approve any action of the

   Committee, except that procedural matters may be approved by a majority of the members present. Any action required or permitted to be taken by the Committee may be taken without a meeting, if all the members of the Committee consent to the action in writing and the writing or writings are filed with the minutes of the proceedings of the Committee.

D. Rules.

   The Committee may from time to time adopt rules not inconsistent with this Charter, for the conduct of its meetings and the transaction of its other business.

III.    QUALIFICATIONS OF MEMBERS.

A. Independence.

   Each member of the Committee shall be independent. For purposes of this Charter, "independent" means:

       Free from any relationship to the Company that may interfere with the exercise of the member's independence from management and the Company; and

       Otherwise in compliance with any additional requirements of independence provided from time to time in the rules and regulations of the New York
   Stock
     Exchange.

   The independence requirement shall be subject to any limitations and exceptions permitted from time to time by the rules and regulations of the New York Stock Exchange.

B. Financial Literacy.

   Each member of the Committee shall be financially literate or shall become financially literate within a reasonable period of time after his or her appointment to the Committee. The interpretation of this financial literacy requirement, and the determination of whether a member of the Committee meets this financial literacy requirement, shall be made by the Board of Directors in the exercise of its business judgment.

C. Accounting/Financial Management Expertise.

   At least one member of the Committee shall have accounting or related financial management expertise. The interpretation of this accounting or related financial management expertise requirement, and the determination of whether a member of the Committee has accounting or related financial management expertise, shall be made by the Board of Directors in the exercise of its business judgment.

IV.RESPONSIBILITIES WITH REGARD TO AUDITORS.

A. Accountability of Auditors.

   The Company's independent public accountants ("Auditors") are ultimately accountable and responsible to the Committee and the Board of Directors for the satisfactory performance of there engagement by the Company. The Committee is not responsible for planning or conducting audits or for determining that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

B. Independence of Auditors.

   The Committee is responsible for:

       Ensuring that the Auditors periodically submit to the Committee a formal written statement delineating all relationships between the Auditors and the Company.

       Actively engaging in a dialogue with the Auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the
     Auditors.

       Recommending that the Board of Directors take appropriate action in response to the Auditors' report to satisfy itself of the Auditors' independence.

C. Other Responsibilities With Regard to Auditors.

   The Committee is also responsible for:

       Together with the Board, selecting, evaluating and, if necessary, replacing the
     Auditors (or nominating the outside auditor to be proposed for shareholder approval in any proxy statement).

       Approving the Auditors' compensation.

       Ensuring that the Company's quarterly financial statements are reviewed by the
     Auditors prior to the filing of the Company's Form 10-Q to the extent required by
     Securities and Exchange Commission regulations.

       Meeting with the Auditors and Company management to discuss the proposed scope of the annual audit and the audit procedures to be utilized.

       Reviewing the Company's annual audited financial statements and related footnotes, and any significant internal audit reports to management.

       Discussing with the Auditors and/or Company management, as applicable:

       - The Auditors' judgments about the quality (and not just the acceptability) of the Company's accounting principles as applied in its financial reporting.

       - Any major issues regarding accounting and auditing principles and practices or the conduct of the annual audit, including any significant changes required in the Auditors' audit plan.

       - Any significant financial risks or exposures and the steps management has taken to monitor and control them.

       - The adequacy and effectiveness of internal accounting and financial
          controls, and any    recommendations for improvements in such
          controls.

       - Any other matters required to be discussed by applicable auditing standards, rules or regulations.

                  - Any other matter that could significantly affect the Company's financial statements.

V. OTHER COMMITTEE RESPONSIBILITIES.

A. Annual Assessment.

   The Committee shall review and reassess the adequacy of this Charter on an annual basis.

B. Reports to Exchange.

   The Committee shall provide Company management with such information about the Committee and its activities as may be necessary for the preparation of any required reports to the New York Stock Exchange.

C. Proxy Statement Report.

   The Committee shall provide reports complying with Securities and Exchange Commission proxy rules, as required for inclusion in the Company's proxy statements.

D. Other Responsibilities.

   The Committee shall investigate any matter brought to its attention within the scope of its duties, with the power to retain special legal, accounting or other consultants to advise it.

VI.INTERPRETATION AND AMENDMENT.

   This Charter shall be interpreted and implemented in a manner consistent with the General Corporation Law of Delaware or the rules and regulations of the Securities and Exchange Commission or the New York Stock Exchange. Subject to that limitation, the Committee shall have the authority to interpret this Charter to the extent necessary to carry out its duties and responsibilities hereunder, subject always to the ultimate authority of the Board of Directors.

   This Charter may be amended from time to time by a majority vote of the full Board of Directors.

                                                                       Exhibit B
                              SPARTECH CORPORATION
                             2001 STOCK OPTION PLAN


                                    ARTICLE I

                             PURPOSE AND DEFINITIONS

1.1. PURPOSE. This Spartech Corporation 2001 Stock Option Plan (the "Plan") has been established by Spartech Corporation (the "Company") to promote the long-term financial interest of the Company and its shareholders by (i) enhancing the Company's ability to attract and retain persons eligible to participate in the Plan, through incentive compensation opportunities that are competitive with those of other similar companies, and (ii) providing an incentive for the participants in the Plan to identify their interests with those of the Company's other shareholders, through compensation based on the value of the Company's common stock.

1.2DEFINITIONS.
   "BOARD" means the Board of Directors of the Company.

   "COMMITTEE" has the meaning stated in Section 2.1.

   "COMPANY" has the meaning stated in Section 1.1.

   "ELIGIBLE PERSONS" means (i) the employees of the Company, (ii) the employees of the Company's Subsidiaries, and (iii) except with respect to Incentive Stock Options, the members of the Board.

   "Incentive Stock Option" means an Option which is intended to satisfy the requirements applicable to an "incentive stock option" described in Section 422(b) of the Internal Revenue Code.

   "OPTION" means a right granted to an Eligible Person to purchase Shares under this Plan, at a price, for a period of time, and on such other terms and conditions as are established by the Committee consistent with this Plan.

   "PARTICIPANT" means an Eligible Person who has been granted an Option under the Plan.

   "PLAN" has the meaning stated in Section 1.1.

   "SHARES" means shares of common stock of the Company, subject to any adjustments under Section 3.4.

   "SUBSIDIARY" means a corporation, limited liability company, partnership, joint venture or other business entity of which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company, and any other business venture designated by the Committee in which the Company has a significant interest as determined in the discretion of the Committee.

                                   ARTICLE II

                       ADMINISTRATION; TERM AND AMENDMENT

2.1. ADMINISTRATION. The Plan shall be administered by a committee of the Board comprised of two or more members of the Board who are "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Committee"). The Committee shall approve the names of all persons to whom options are proposed to be granted, and shall determine, within the limits set forth in the Plan, the number of shares, the price and the other terms of any option to be granted hereunder. The Committee may in its discretion interpret the Plan; establish, amend and rescind rules and regulations, forms, notices and agreements relating to the Plan; and make all determinations necessary or advisable for the operation of the Plan. Subject to the provisions of the Plan, the charter and bylaws of the Company and applicable laws, all ultimate powers of approval shall be vested in the Committee as a body, and the Committee shall have absolute and final discretion with respect to all determinations under the Plan.

2.2. APPROVAL; DURATION. Subject to the approval of the shareholders of the Company at the Company's 2001 annual meeting of its shareholders, the Plan shall become effective as of the date of such meeting and shall continue until all Options available hereunder have been granted and none of such Options remain outstanding, or until such earlier date as the Plan may be terminated by the Board.

2.3AMENDMENTS AND TERMINATION. The Board may at any time amend or terminate the Plan; provided that (i) no amendment may increase the maximum numbers of Shares that may be issued pursuant to Options or Incentive Stock Options hereunder, without the further approval of the Company's shareholders (except for adjustments under Section 3.4), and (ii) no amendment or termination may adversely affect the rights of any Participant which exist on the date the amendment or termination is adopted by the Board, without the written consent of the Participant.

                                   ARTICLE III

                                GRANTS OF OPTIONS

3.1. PERIOD DURING WHICH OPTIONS MAY BE GRANTED. Options may be granted from time to time during the term of the Plan in the discretion of the Committee.

3.2. PARTICIPATION. Subject to the other terms and conditions of this Plan, the Committee shall determine and designate, from time to time in its sole discretion, from among the Eligible Persons, those persons who will be granted one or more Options under the Plan and who will thereby become Participants in the Plan. The Committee may receive the recommendations of the various officers and divisional executives of the Company and its Subsidiaries with respect thereto.

3.3SHARES AVAILABLE FOR OPTIONS. The total number of Shares for which Options may be granted under this Plan during each fiscal year of the Company is ten percent (10%) of the outstanding Shares (i.e. excluding treasury shares), determined as of the prior fiscal year end. Such number shall not be cumulative, so that if Options for fewer than the maximum number of Shares are not in fact issued during any fiscal year, the excess shall not be available for Options in the next fiscal year. Option Shares may come either from authorized but unissued Shares or from shares reacquired by the Company, whether purchased in the open market or in private transactions. Shares subject to issuance under Options which expire or are cancelled without delivery of Shares shall again become available for grants of Options under the Plan; but Shares subject to issuance under Options which are settled in cash, and Shares which are withheld to pay the exercise price or tax withholding with respect to an Option, shall not be available for new Option grants.

3.4. ADJUSTMENTS TO SHARES. Upon any stock split, reverse stock split or stock dividend in excess of 5%, or any other recapitalization, combination or exchange affecting the Shares generally, the number and kind of Shares available for issuance under the Plan shall be appropriately and automatically adjusted. The Committee may in its discretion provide for similar adjustments of outstanding Options upon any of such events or in the event of any other combination or exchange of Shares, spin-off, split-up, merger or consolidation or similar event affecting the Shares generally, in order to preserve the benefits or potential benefits of the Options.

3.5LIMITATION ON INDIVIDUAL GRANTS. No Participant may be granted Options under this Plan during any fiscal year of the Company for more than five percent (5%) of the outstanding Shares (i.e. excluding treasury shares), determined as of the prior fiscal year end.

                                   ARTICLE IV

                                TERMS OF OPTIONS

4.1TYPES OF OPTIONS. Subject to the provisions of this Plan and applicable laws and regulations, any Option may be granted as either an Incentive Stock Option or any other form of stock option, as determined in the discretion of the Committee.

4.2EXERCISE PRICE. The Committee shall determine the exercise price per Share of all Options, except that the exercise price may not be less than the fair market value of the Shares subject to the Option on the date the Option is granted, or if greater, the par value of the Shares. Except as incidental to adjustments under Section 3.4, the exercise price of an outstanding Option may not be decreased after the date of grant, nor may an outstanding Option be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price.

4.3PERIOD OF EXERCISE. The Committee shall determine the times at which any Option granted hereunder may be exercised, including the times at which the Option will first become exercisable in whole or in part.

4.4OTHER OPTION TERMS. The Committee shall determine the other terms of each Option, including without limitation the procedures for exercising the Option, the manner of payment of the exercise price and any tax withholding obligations, and any restrictions on the exercise or transfer of the Option or on the transfer of the underlying Shares, in its sole discretion.

4.5INCENTIVE STOCK OPTIONS. In addition to the other provisions of this Plan, Incentive Stock Options shall be subject to all laws and regulations applicable to Incentive Stock Options, and shall be subject to the following provisions:

       (i) The maximum number of Shares that may be issued pursuant to Incentive Stock Options granted under this Plan is 3,000,000 Shares.

       (ii) Members of the Board shall not be Eligible Persons with respect to
            Incentive Stock   Options.

       (iii) No Incentive Stock Option may be granted under the Plan after December 6, 2010.

       (iv) No Incentive Stock Option shall be exercisable in whole or in part
            later than the day     preceding the 10th anniversary of the grant
            date.

              (v) Incentive Stock Options may not be transferred other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Participant to whom it is granted only by such Participant.

              (vi) An Incentive Stock Option granted to a person who at the time of the grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent company (A) shall have an exercise price at least 110% of the fair market value of the Shares subject to the Option on the date the Option is granted and (B) shall not be exercisable after the expiration of five years from the date the Option is granted.

   To the extent that an Incentive Stock Option does not meet the requirements of Section 422(b) of the Internal Revenue Code the Option shall not be void but shall be treated as an Option other than an Incentive Stock Option. No Participant shall have any claim for damages or any other recourse against the Company, the Board or the Committee because of the failure of any Option to be an "incentive stock option."

4.6. OPTION AGREEMENTS. The grant and terms of each Option shall be evidenced by a written agreement or other written documentation, a copy of which shall be provided to the Participant. The Committee may require the Participant to execute such agreement or otherwise accept the grant and terms as a condition of the Option. In the event of any inconsistency between the provisions of this Plan and the terms or conditions of an Option, the provisions of this Plan shall govern.

4.7LIMITATION OF IMPLIED RIGHTS. Neither a Participant nor any other person shall acquire any right in or title to any assets, funds or property of the Company or any Subsidiary by reason of participation in the Plan or the grant of any Option. Neither this Plan nor any Option will constitute a contract of employment or give any Eligible Person any right to be retained in the employ of the Company or a Subsidiary. No Eligible Person or Participant will have any right under the Plan or any Option except to the extent such right has accrued under the terms of the Plan and the Option, and no Option shall give a Participant any rights as a shareholder of the Company prior to the date on which the Participant duly exercises the Option according to its terms.

ADOPTED BY THE BOARD DECEMBER 6, 2000.




PROXY CARD


THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" EACH ITEM.

ITEM 1 - ELECTION OF DIRECTORS
Election of three Class B Directors to serve until the 2004 Annual Meeting.
NOMINEES:  Bradley B. Buechler, Calvin J. O'Connor and Randy C. Martin

/ / FOR all the nominees listed above

/ / WITHHOLD AUTHORITY to vote for all nominees listed above

/ / WITHHOLD AUTHORITY to vote for the nominee(s)that have a line through the name above

ITEM 2 - Approve 2001 Stock Option Plan
/ / FOR
/ / AGAINST
/ / ABSTAIN


ITEM 3 - Ratify Independent Auditors
/ / FOR
/ / AGAINST
/ / ABSTAIN

ITEM 3 - Transact Other Business
The proxies are authorized to vote, in their discretion, upon such other business as properly may come before the Annual Meeting.
/ / AUTHORITY GRANTED
/ / AUTHORITY WITHHELD


Dated:____________, 2001

_________________________
Signature of Shareholder
_________________________
Signature if held jointly


Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President for other authorized officer. If a partnership, please sign in partnership name by authorized person.


YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

(Front of Card)



                           SPARTECH CORPORATION PROXY
                       2001 ANNUAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints W.R. Clerihue and Bradley B. Buechler, and each of them with power to act alone and with full power of substitution and revocation, as attorneys and proxies of the undersigned to attend the Annual Meeting of Shareholders of Spartech Corporation ("the Company)" to be held at the Pierre Laclede Center (Saint Louis Club-16th Floor) 7701 Forsyth Boulevard, Clayton, Missouri, 63105, on Wednesday, March 14, 2001, commencing at 10:00 a.m., CST, and at any and all adjournments thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote with respect to the following matters, all as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, dated January 19, 2001.

    This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 THROUGH 3 AND IN ACCORDANCE WITH THEIR BEST JUDGMENT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.


(Back of Card)